UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

MULLEN AUTOMOTIVE INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MULLEN AUTOMOTIVE INC. ADJOURNS SPECIAL MEETING TO DECEMBER 18, 2023

BREA, Calif., Dec. 15, 2023 -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, today announced that its Special Meeting of Stockholders convened on December 15, 2023 was adjourned to December 18, 2023 at 9:30 a.m., Pacific Time.

The Company has determined to adjourn the Special Meeting in order to provide additional time to solicit proxies with respect to Proposal 1 presented to the stockholders for approval. Proposal 1 seeks stockholder approval to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-100, as determined by the Company’s Board of Directors (the “Reverse Stock Split Proposal"). The primary focus of the Reverse Stock Split Proposal is to increase the per share market price of the Company’s common stock to satisfy Nasdaq’s requirement of having a closing bid price of $1.00 or more per share for a minimum of 20 consecutive trading sessions on or before January 22, 2024, and to maintain its listing on the Nasdaq Capital Market. In the event the Company continues to fail to meet the $1.00 minimum bid price threshold, it stands the risk of being delisted by Nasdaq.

As of today, there are not sufficient votes to pass the Reverse Stock Split Proposal and therefore the Special Meeting was adjourned. During the period of adjournment, the Company and its proxy solicitor, Okapi Partners LLC, will continue to solicit votes from the Company's stockholders with respect to the Reverse Stock Split Proposal.

Stockholders can attend the reconvened Special Meeting on December 18, 2023, via the same meeting link as set forth in the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2023. The record date as of the close of business on November 6, 2023, remains unchanged for the determination of stockholders of the Company entitled to notice of and to vote at the reconvened Special Meeting and any adjournments or postponements thereof.

The Company encourages any stockholder that has not yet voted its shares or is uncertain if their shares have been voted to contact their broker or bank. The board of directors and management respectfully request stockholders as of the record date to please vote their proxies as soon as possible. Stockholders who have previously submitted their proxy or otherwise voted for the Special Meeting and who do not want to change their vote need not take any action.

No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. The Company urges all of its stockholders to read the Proxy Statement relating to the Special Meeting, which is available free of charge on the SEC's website at www.sec.gov.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the Company will secure additional votes to pass the Reverse Stock Split Proposal and the outcome for the Company should the Proposal not pass. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com